Exhibit 99.1

MYOMO ANNOUNCES PRICING OF PUBLIC OFFERING

CAMBRIDGE, Mass., February 11, 2020 – Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”) a wearable medical robotics company that offers increased functionality for those suffering from neurological disorders and upper limb paralysis, today announced the pricing of an underwritten public offering of 2,143,000 shares of common stock or common stock equivalents (which includes pre-funded warrants to purchase shares of common stock in lieu of shares of common stock) and investor warrants to purchase up to an aggregate of 2,143,000 shares of common stock. Each share of common stock (or pre-funded warrant in lieu thereof) is being sold together with one investor warrant to purchase one share of common stock at a combined offering price of $7.00, for total gross proceeds of approximately $15.0 million, before underwriting discounts and commissions and offering expenses payable by the Company. The investor warrants have an exercise price of $7.50 per share, are immediately exercisable and will expire five years from the date of issuance. The Company has granted the underwriters a 45-day option to purchase an additional 321,450 shares of common stock, and/or investor warrants to purchase up to 321,450 shares of common stock, in any combinations thereof, at the public offering price per security, less the underwriting discounts and commission.

Roth Capital Partners is acting as sole book-running manager for the offering. Dougherty & Co. LLC is acting as co-manager.

A registration statement on Form S-1 relating to these securities was filed with the Securities and Exchange Commission (“SEC”) on February 7, 2020 and was declared effective by the SEC on February 10, 2020. The offering is being made only by means of a prospectus. A copy of the final prospectus relating to the offering will be filed with the SEC and may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting the offices of Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660 Attention: Prospectus Department, by telephone at (800) 678-9147; or Dougherty & Co. LLC, Attention: Corporate Finance, 90 South 7th St., Suite 4300, Minneapolis, MN 55402, by telephone: 612-376-4000 or by emailing mlang@doughertymarkets.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers expanded mobility for those suffering from neurological disorders and upper limb paralysis. Myomo develops and markets the MyoPro product line.

Safe Harbor

All statements in this release that are not based on historical fact are “forward-looking statements,” including statements about the proposed offering, the proceeds therefrom and timing of the closing. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recently filed Registration Statement on Form 10-K, which can be found on the SEC’s website at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.